UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2007

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2007, Ener1, Inc. ("Ener1"), Ener1 Group, Inc. ("Ener1 Group"), Ener1's parent company, and Cofis Compagnie Fiduciaire S.A. ("Cofis") entered into an agreement (the "Amendment Agreement") to amend the Certificate of Designations of Ener1's Series B Convertible Preferred Stock ("Series B Stock").

Pursuant to the Amendment Agreement, 1) each holder of Series B Stock will have the right until December 31, 2007 to convert shares of Series B Stock, plus any accrued and unpaid dividends on such Series B Stock, into shares of common stock of Ener1 (the "Common Stock") at a conversion price of $0.40 per share (the "Conversion Price") and 2) Ener1 may elect at any time prior to December 31, 2007 to "force" the conversion of the Series B Stock, together with accrued and unpaid dividends, into Common Stock at the Conversion Price as of 11:59 p.m. on December 31, 2007.

In addition, the parties agreed to amend the terms of certain warrants issued to Cofis and Ener1 Group with the Series B Stock. Ener1 and Cofis agreed that (i) the warrants issued by the Company to Cofis to purchase 4,166,000 shares of Common Stock with an exercise price of $1.25 per share (the "Original $1.25 Warrants") are amended to enable the holder thereof to purchase 18,371,507 shares of Common Stock at an exercise price of $0.40 per share and (ii) the warrants issued by the Company to Cofis to purchase 4,166,000 shares of Common Stock with an exercise price of $1.50 per share (the "Original $1.50 Warrants" and, together with the Original $1.25 Warrants, the "Original Warrants") are amended to enable the holder thereof to purchase 18,371,507 shares at an exercise price of $0.40 per share. Ener1 and Ener1 Group agreed that (i) the Original $1.25 Warrants currently held by Ener1 Group to purchase 69,445 shares of Common Stock are amended to enable the holder thereof to purchase 306,192 shares of Common Stock at an exercise price of $0.40 per share and (ii) the Original $1.50 Warrants currently held by Ener1 Group to purchase 69,445 shares of Common Stock are amended to enable the holder thereof to purchase 306,192 shares at an exercise price of $0.40 per share. The term of the Original Warrants was extended to a date that is five years from the date of the amendment.

The Amendment Agreement also provides that Ener1 will issue additional warrants to Cofis and Ener1 Group (pro rata in proportion to the amount of Series B Stock held by them) in the event that a Triggering Event occurs. The additional warrants will entitle the holders to purchase an aggregate of 15,362,100 shares of Common Stock at an exercise price of $0.01 per share and will expire at 5:00 p.m. (New York time) on January 1, 2008. "Triggering Event" means the occurrence of either or both of the following events prior to December 1, 2007: (i) Ener1 fails to sell, in one or more transactions to one or more non-affiliates, Common Stock (or common stock equivalents) with gross proceeds of at least $10 million dollars at a price per share equal to at least $0.40 and warrant coverage (if any) not greater than 60% of the aggregate investment amount exercisable and with an exercise price of not less than $0.40 per share; provided that, with respect to sales of common stock equivalents, the cost of capital to Ener1 must be the same as or less than the cost of capital to Ener1 that applies to the sale by Ener1 of Common Stock at $.40 or greater; or (ii) the volume weighted average price of the Common Stock ("VWAP") on the principal market or exchange on which the Common Stock is then listed on any trading day following the date of the Amendment Agreement is less than $0.30 and, during the period of either (a) ten (10) consecutive Trading Days immediately following such trading day, or (b) fifteen trading days (whether or not consecutive) following such trading day but prior to December 1, 2007, the daily VWAP on each such day is less than $0.33. Any trading day that occurs during the period of five (5) trading days immediately following the public announcement of the Amendment Agreement by Ener1 will not be included in the foregoing calculations.

Item 9.01 Financial Statements and Exhibits.

Exhibit 4.30 - Series B Stock Amendment Agreement dated August 14, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

October 5, 2007	By:	Ajit Habbu

Name: Ajit Habbu
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.30	Series B Stock Amendment Agreement